                                    CONSENT


        We hereby consent to the use of the opinion, dated November 24, 1999, we have provided to Triare Consumer Products Group, LLC, Triarc Beverage Holdings Corp. and Fountain Classics, Inc., as an exhibit to the Registration Statement on Form S-4 (Registration Nos 333-78625; 333-78625-01 through 333-78625-28).

                              Very truly yours,

                              /s/ HOLLAND & HART LLP

                              HOLLAND & HART LLP

Dated: December 10, 1999